EXHIBIT 4(m)

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of November 21, 1996, by and among (i) Pico Products, Inc., a New York corporation (the "Company"), (ii) Allied Capital Corporation, Allied Investment Corporation, Allied Investment Corporation II, Allied Capital Corporation II (collectively, "Allied") (iii) Scimitar Development Capital Fund and Scimitar Development Capital "B" Fund (collectively, "Scimitar"), (iv) Shipley Raidy Capital Partners, LP ("SRCP") and
(v) The Sinkler Corporation ("Sinkler").

     A. Allied, SRCP and Sinkler are concurrently with the execution of this Agreement acquiring either shares of the capital stock of the Company or warrants to acquire such shares.

     B. Scimitar holds shares of the capital stock of the Company and warrants to acquire such shares, and Scimitar acknowledges that it will benefit from the additional capital raised by the Company in connection with the acquisition by each of Allied, SRCP and Sinkler of either shares of the capital stock of the Company or warrants to acquire such shares.

     C. In order to induce Allied, SRCP and Sinkler to acquire shares of the capital stock of the Company or warrants to acquire such shares, as the case may be, and in order to induce Scimitar to terminate its existing registration rights, the Company has agreed to provide the registration rights set forth in this Agreement.

     D. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 of this Agreement.

     The parties hereto agree as follows:

1.   DEMAND REGISTRATIONS.

1.1. REQUESTS FOR REGISTRATION.

     Subject to the provisions of Section 3 below, any of Scimitar, Allied or Sinkler may request at any time registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 1.1 are referred to herein as "Demand Registrations".

1.2. NO LIMIT ON NUMBER OF DEMAND REGISTRATIONS.

     The holders of Registrable Securities shall not be limited to a maximum number of Demand Registrations under this Section 1.

1.3. SHORT-FORM REGISTRATIONS.

     The holders of Registrable Securities shall be entitled to request Short-Form Registrations, provided that either (i) the offering value of Registrable Securities requested to be registered in any Short-Form Registration must equal at least $500,000, or (ii) the number of Registrable Securities requested to be registered in any Short-Form Registration must be all of the Registrable Securities held by such holder.

1.4. LONG-FORM REGISTRATIONS.

     In the event the Company is not permitted to use any applicable short form registration, the holders of Registrable Securities shall be entitled to request a Long-Form Registration, provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $2,000,000.

1.5. PRIORITY ON DEMAND REGISTRATIONS.

     The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 66-2/3% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities requested to be registered by each such holder and (ii) second, other securities requested to be included in such registration pro rata among the holders thereof.

1.6. RESTRICTIONS ON DEMAND REGISTRATIONS.

     The Company shall not be obligated to effect any Demand Registration within twelve months after the effective date of a previous Demand Registration or a registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 below and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of at least 66-2/3% of the Registrable Securities agree that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction.

1.7. SELECTION OF UNDERWRITERS.

     The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld.

1.8. OTHER REGISTRATION RIGHTS.

     The Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which rights have priority over, or are equivalent to, the rights of the holders of Registrable Securities under this Agreement without the prior written approval of the holders of at least 66-2/3% of the Registrable Securities. Other than the registration rights contemplated herein and the registration rights granted to City National Bank pursuant to the terms of a Warrant dated as of February 10, 1993 (the "City National Warrant"), no registration rights have been granted by the Company. The rights granted herein are subject to the rights granted to City National Bank under the City National Warrant.

2.   PIGGYBACK REGISTRATIONS.

2.1. RIGHT TO PIGGYBACK.

     Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Subject to the provisions of Section 2.2 below, the Company shall also be entitled to include in such registration any other securities requested to be included in such registration.

2.2. PRIORITY ON PRIMARY REGISTRATIONS.

     If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be registered by each such holder, and (iii) third, other securities requested to be included in such registration.

2.3. PRIORITY ON SECONDARY REGISTRATIONS.

     If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be registered by each such holder, and (ii) second, other securities requested to be included in such registration.

3.   REGISTRATION PROCEDURES.

3.1. COMPANY OBLIGATIONS.

     Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities under the Securities Act, and pursuant thereto the Company shall as expeditiously as possible:

          (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

          (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months, or such shorter period during which all Registrable Securities requested to be registered have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction);

          (v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the

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Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASDAQ national market system;

         (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement;

          (xi) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

         (xii) obtain a cold comfort letter from the Company's independent public accountants in customary form covering such matters of the type customarily covered by such cold comfort letters addressed to the sellers of Registrable Securities; and

        (xiii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

3.2. CONTROLLING STOCKHOLDERS RIGHTS.

     If any such registration statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

4.   REGISTRATION EXPENSES.

4.1. COMPANY EXPENSES.

     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company. The Company shall also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASDAQ national market system.

4.2. COUNSEL FEES.

     In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of counsel chosen by the holders of Registrable Securities participating in such registration subject to the following:

          (i) Allied shall be entitled to reimbursement (A) in an amount not to exceed $20,000 with respect to any Piggyback Registration, (B) in an amount equal to 50% of its legal fees with respect to any Long Form Registration, and
(C) in an amount equal to 100% of its legal fees with respect to any Short Form Registration;

          (ii) Sinkler shall be entitled to reimbursement (A) in an amount not to exceed $10,000 with respect to any Demand Registration, and (B) in an amount not to exceed $2,500 with respect to any Piggyback Registration; and

          (iii) Scimitar shall be entitled to reimbursement (A) in an amount not to exceed $10,000 with respect to any Demand Registration, and (B) in an amount not to exceed $2,500 with respect to any Piggyback Registration.

     Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration if such registration is subsequently withdrawn at any time at the request of the holders of 66-2/3% of the Registrable Securities to be registered (in which case all participant holders shall bear such expenses on a pro rata basis).

4.3. UNDERWRITING DISCOUNTS AND COMMISSIONS.

     Each holder of Registrable Securities participating in any registration shall bear its proportionate share (in relation to the number of shares included in such registered offering as compared to the number of Registrable Securities of such holder included in such registered offering) of all underwriting discounts and commissions.

5.   INDEMNIFICATION.

5.1. COMPANY INDEMNIFICATION.

     The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with any underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

5.2. HOLDER INDEMNIFICATION.

     In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

5.3. INDEMNIFICATION PROCEDURES.

     Any Person entitled to indemnification under this Section 6 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

5.4. SURVIVAL AND CONTRIBUTION.

     The indemnification provided for under this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

6.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

     No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7.   RULE 144 COVENANTS.

     The Company agrees to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144;

          (ii) use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company to be filed under the Securities Exchange Act; and

         (iii) furnish to any holder of Registrable Securities, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Securities and Exchange Commission allowing it to sell any such securities without registration.

8.   DEFINITIONS.

     "Common Stock" means the Company's common stock, par value $.01 per share.

     "Investors" means, collectively, Allied, Scimitar, Sinkler and SRCP.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

     "Registrable Securities" means (i) any shares of Common Stock issued to the Investors, (ii) any shares of Common Stock issuable or issued upon the exercise of any warrants issued to the Investors, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and
(iv) any other shares of Common Stock held by Persons holding securities described in clauses (i) to (iii), inclusive, above.

          As to any particular Registrable Securities, such securities shall cease to be Registrable Securities:

     (i) when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or

     (ii) upon the earlier of (A) that date (the "Expiration Date") which is three years and six months following the date when the holder thereof may sell such securities free from any restrictions under Rule 144 or otherwise (the "Unrestricted Date"), and (B) the completion of a Demand Registration by Allied at any time after the Unrestricted Date (with respect to securities held by Allied, SRCP and Sinkler), and the completion of a Demand Registration by Scimitar at any time after the Unrestricted Date (with respect to securities held by Scimitar).

          For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. Notwithstanding the foregoing, prior to effectiveness of any registration of any Registrable Securities in any registered offering, the holder thereof, if requested or required by the managing underwriter shall exercise all conversion rights or rights under warrants so that the Registrable Securities included in such offering include only shares of Common Stock.

     "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" means the United States Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

9.   MISCELLANEOUS.


9.1. NO INCONSISTENT AGREEMENTS.

          The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

9.2. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES.

          The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

9.3. REMEDIES.

         Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

9.4. AMENDMENTS AND WAIVERS.

         Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least 75% of the Registrable Securities.

9.5.  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

9.6.  SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.7.  COUNTERPARTS.

         This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

9.8.  DESCRIPTIVE HEADINGS.

         The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.9.  GOVERNING LAW.

      The corporate law of New York shall govern all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement.

9.10. NOTICES.

          All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the address indicated below:

COMPANY:       MR. EVERETT KEECH,                        FAX:  (610) 825-6255
               CHIEF EXECUTIVE OFFICER
               PICO PRODUCTS, INC.
               ONE TOWER BRIDGE, SUITE 501
               WEST CONSHOHOCKEN, PA  19428


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

WITH A COPY TO:     SPENCER W. FRANCK, JR.               FAX:    (215) 972-7725
                    SAUL, EWING, REMICK & SAUL
                    3000 CENTRE SQUARE WEST
                    PHILADELPHIA, PA  19102

SRCP:               SHIPLEY RAIDY CAPITAL PARTNERS, LP   FAX:    (610) 828-4131
                    MR. SAMUEL R. SHIPLEY
                    ONE TOWER BRIDGE, SUITE 1370
                    WEST CONSHOHOCKEN, PA  19428

ALLIED:             MR. CARR T. PRESTON                  FAX:    (202) 659-2053
                    VICE PRESIDENT
                    ALLIED CAPITAL CORPORATION
                    1666 K STREET, N.W.
                    SUITE 901
                    WASHINGTON, D.C.  20006

WITH A COPY TO:     ANTHONY H. RICKERT                   FAX:    (202) 223-2085
                    PIPER & MARBURY L.L.P
                    1200 NINETEENTH STREET, N.W.
                    WASHINGTON, D.C.  20036-2430

SCIMITAR:           MR. PETER J. DALE                    FAX:011-44-171-629-4623
                    COMPASS INVESTMENT MANAGEMENT
                     LIMITED
                    17-18 DOVER STREET
                    LONDON W1X 4DQ, ENGLAND

WITH A COPY TO:     ANDREW J. BECK                       FAX:    (212) 682-0200
                    HAYTHE & CURLEY
                    237 PARK AVENUE
                    NEW YORK, NEW YORK 10017

SINKLER:            C/O HOWARD H. LEWIS                  FAX:    (215) 772-7620
                    MONTGOMERY, MCCRACKEN,
                    WALKER & RHOADS
                    123 S. BROAD STREET
                    PHILADELPHIA, PA 19103

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

9.11.     ENTIRE AGREEMENT; TERMINATION OF PRIOR RIGHTS.

     This Agreement terminates, restates and supersedes in their entirety all rights of Scimitar with respect to the registration of, or conduct of an offering with respect to, any securities of the Company including but not limited to all such rights arising under Section VIII of that certain Investment Agreement by and among the Company and Scimitar dated February 10, 1993.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ATTEST:                                 "COMPANY":

                                        PICO PRODUCTS, INC.
                                        a New York corporation



By:   /s/ Joseph T. Kingsley            By:   /s/ Everett Keech
    -------------------------------         ----------------------------(SEAL)
      Joseph T. Kingsley,                     Chief Executive
       Assistant Secretary                     Everett Keech, Officer


                                        "ALLIED":

                                        ALLIED CAPITAL CORPORATION,
                                        a Maryland corporation



By:   /s/ Tricia Daniels                By:   /s/ Carr T. Preston
    -------------------------------         ----------------------------(SEAL)
       Tricia Daniels,                       Carr T. Preston,
        Under Power of Attorney               Senior Vice President

                                        ALLIED INVESTMENT CORPORATION,
                                        a Maryland corporation


By:   /s/ Tricia Daniels                By:   /s/ Carr T. Preston
    -------------------------------         ----------------------------(SEAL)
       Tricia Daniels,                       Carr T. Preston,
          Under Power of Attorney             Senior Vice President


                                        ALLIED INVESTMENT CORPORATION II,
                                        a Maryland corporation



By:   /s/ Tricia Daniels                By:   /s/ Carr T. Preston
    -------------------------------         ----------------------------(SEAL)
       Tricia Daniels,                       Carr T. Preston,
        Under Power of Attorney               Senior Vice President

                                        ALLIED CAPITAL CORPORATION II,
                                        a Maryland corporation


By:   /s/ Tricia Daniels                By:   /s/ Carr T. Preston
    -------------------------------         ------------------------------(SEAL)
       Tricia Daniels,                       Carr T. Preston,
        Under Power of Attorney               Senior Vice President


                                        "SCIMITAR":

                                        SCIMITAR DEVELOPMENT CAPITAL FUND,
                                        a Bermuda Trust


By:   /s/ Timothy W. Hewlett            By:   /s/ Judith A. Scott
    -------------------------------         ------------------------------(SEAL)
       Timothy W. Hewlett,                         Name: Judith A. Scott
        Executive Officer                               -----------------------
                                                   Title:  Authorised Signatory
                                                         ----------------------

                                        SCIMITAR DEVELOPMENT CAPITAL "B"
                                        FUND,
                                        a Jersey Trust


By:   /s/ Timothy W. Hewlett            By:   /s/ Judith A. Scott
    -------------------------------         ------------------------------(SEAL)
       Timothy W. Hewlett,                         Name: Judith A. Scott
        Executive Officer                               -----------------------
                                                   Title:  Authorised Signatory
                                                         ----------------------

                                        "SRCP":

                                        SHIPLEY RAIDY CAPITAL PARTNERS,


By:                                     By:   /s/ Samuel R. Shipley
    -------------------------------         ----------------------------(SEAL)
                                               Samuel R. Shipley
                                        Title: Managing Director and
                                               Partner
                                               -------------------------

                                        "SINKLER":

                                        THE SINKLER CORPORATION,


By:                                     By:   /s/ Howard H. Lewis
    -------------------------------         ----------------------------(SEAL)
                                            Howard H. Lewis
                                        Title:  Vice President
                                               ----------------------------